SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2005

WESTWOOD HOLDINGS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31234	75-2969997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices)

(214) 756-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 25, 2005 the Board of Directors of Westwood Holdings Group, Inc. (the “Company”) elected Brian O. Casey as the Chief Executive Officer of the Company, effective as of January 1, 2006. Mr. Casey succeeds Susan M. Byrne as Chief Executive Officer of the Company. Ms. Byrne will remain Chairman of the Board of Directors of the Company and will also serve as Chief Investment Officer of the Company.

Mr. Casey has resigned as Chief Operating Officer of both the Company and Westwood Management Corp., a subsidiary of the Company (“Westwood Management”), and has also been elected to succeed Ms. Byrne as Chief Executive Officer of Westwood Management, all effective as of January 1, 2006. Ms. Byrne will be Chief Investment Officer of both the Company and Westwood Management, and will continue as Chairman of the Board of Directors of Westwood Management.

Mr. Casey has served as President, Chief Operating Officer, Secretary and director of the Company since its inception in December 2001. Mr. Casey has served as Chief Operating Officer and director of Westwood Management since 2000, as President of Westwood Management since 2002, as Secretary of Westwood Management since 2003, and as Chairman of the Board and President of Westwood Trust since 1996. Prior to his appointment to those positions, Mr. Casey served as Executive Vice President of Westwood Management from 2000 to 2002 and Vice President of Westwood Management from 1992 to 2000.

ITEM 5.03: AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 25, 2005 the Board of Directors of the Company amended Article V, Sections 5 and 6 of the Bylaws of the Company to eliminate references therein specifying certain required relationships between the positions of the Chairman of the Board and the Chief Executive Officer of the Company, as well as between the positions of the President and the Chief Operating Officer and the Chairman of the Board. These amendments were necessary in light of the Chief Executive Officer transition described above in this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

3.1	Amended and Restated Bylaws of Westwood Holdings Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2005

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ Brian O. Casey
Brian O. Casey,
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of Westwood Holdings Group, Inc.